Exhibit 10.23.2

MATURITY DATE EXTENSION, AMENDMENT TO LOAN DOCUMENTS AND REAFFIRMATION AGREEMENT

This MATURITY DATE EXTENSION, AMENDMENT TO LOAN DOCUMENTS AND REAFFIRMATION AGREEMENT (this “Amendment”) is made as of the 9th day of December, 2011 (the “Effective Date”), by and between WELLS FARGO BANK, N.A., AS TRUSTEE FOR BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-BBA8, in its capacity as owner of the Loan (as defined below) (“Lender”), and ASHFORD PHILLY LP, ASHFORD ANCHORAGE LP, ASHFORD MINNEAPOLIS AIRPORT LP, ASHFORD MV SAN DIEGO LP and ASHFORD WALNUT CREEK LP, each a Delaware limited partnership (collectively, the “Borrower”).

PRELIMINARY STATEMENTS

WHEREAS, On or about December 7, 2006, Countrywide Commercial Real Estate Finance, Inc. (the “Original Lender”) extended credit in the original amount of up to TWO HUNDRED FORTY SEVEN MILLION AND NO/100 DOLLARS ($247,000,000.00) (the “Loan”) to Borrower, evidenced, inter alia, by a certain Promissory Note (as amended through the date hereof and as the same may be further amended, restated, consolidated, supplemented or otherwise modified hereafter from time to time, “Note”), a Loan Agreement, dated as of December 7, 2006, as amended through the date hereof and as the same may be further amended, restated, consolidated, supplemented or otherwise modified hereafter from time to time, through the date hereof, collectively, the “Loan Agreement”) and all other documents or instruments executed by Borrower and/or others from time to time to evidence and/or secure the Loan or otherwise in connection with the Loan (the Note, the Loan Agreement and such other documents or instruments executed by Borrower and/or others from time to time to evidence and/or secure the Loan or otherwise in connection with the Loan, as amended through the date hereof and as the same may be further amended, restated, consolidated, supplemented or otherwise modified hereafter from time to time, are herein collectively referred to as the “Loan Documents”), and secured, inter alia, by the real property described in the Loan Documents;

WHEREAS, Lender is the current owner and holder of the Loan and the Loan Documents; and

WHEREAS, Lender and Borrower now propose to modify the Loan Documents and to extend the maturity date of the Loan, in each case subject to and in accordance with the terms and conditions of this Amendment.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement.

(a) Exhibit D of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit D attached to this Amendment.

(b) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition “Cash Trap Period” in its entirety and replacing it with the following:

“Cash Trap Period” shall mean the period commencing on the date of the Amendment and continuing through the payment in full of the Indebtedness.”

(c) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition “Initial Interest Rate Cap Agreement” in its entirety and replacing it with the following:

“Initial Interest Rate Cap Agreement” means a confirmation (together with the definitions, ISDA master agreement and schedules relating thereto) between the applicable Acceptable Counterparty and each Borrower, relating to the term of the Loan through the Maturity Date (without giving effect to any extension of the Maturity Date), satisfying the requirements set forth in Exhibit C. For purposes of the Initial Interest Rate Cap only, an Acceptable Counterparty shall not have to satisfy the criteria set forth in clause (a)(ii) of the definition of the definition of Acceptable Counterparty, but shall be otherwise required to satisfy all of the criteria set forth in such definition.”

(d) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” shall mean March 11, 2014, as extended pursuant to and in accordance with Section 2.10 of the Loan Agreement, or such earlier date resulting from acceleration of the Indebtedness by Lender.”

(e) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition “Note Spread” in its entirety and replacing it with the following:

“Note Spread” shall mean 4.50%.”

(f) The definition of “Adjusted Net Operating Income” in Section 1.1 of the Loan Agreement is hereby amended by replacing the words “Gross Revenues” in such definition with the words “Operating Income”.

(g) Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions to such Section in the proper alphabetical order:

“Additional Capital Expenses Reserve Account” shall mean the account established pursuant to Section 2.11(d).

“Additional Capital Expenses Reserve Cap” shall mean, for each calendar year hereunder, an aggregate amount equal to Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00).

“Amortization Reserve Account” shall mean the account established pursuant to Section 2.11(d).

“Approved Capital Expenses Budget” shall have the meaning set forth in Section 5.1(o)(10).

“FF&E Monthly Installment” shall have the meaning set forth in Section 2.11(d).

“Initial Amortization Cap” shall mean (a) for the period commencing as of the date of the Amendment and continuing through March 10, 2013, an amount equal to Two Million and No/100 Dollars ($2,000,000.00), (b) for the period commencing as of March 11, 2013 and continuing through March 10, 2014, an amount equal to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and (c) for the period commencing as of March 11, 2014 and continuing through March 10, 2015, an amount equal to Three Million and No/100 Dollars ($3,000,000.00).

“Initial Amortization Reserve Account” shall mean the account established pursuant to Section 2.11(d).

“Initial Amortization Reserve Monthly Amount” shall mean an amount equal to one twelfth (1/12th) of the then applicable Initial Amortization Cap.

“Operating Expenses Account” shall mean the account established pursuant to Section 2.11(d).

“Operating Expenses Deficiency Account” shall mean the account established pursuant to Section 2.11(d).

“Operating Expenses Deficiency Amount” shall mean the positive amount, if any, as determined by Lender in its reasonable discretion pursuant to Borrower’s request following the end of each calendar month, equal to the actual Operating Expenses incurred and paid in connection with the operation of the Properties for such calendar year (through the date of calculation) minus the budgeted Operating Expenses for all of the Properties for such calendar year pursuant to the Approved Budget, as evidenced by (a) the financial reports delivered to Lender pursuant to Section 5.1(o) of this Agreement and (b) an Officer’s Certificate attesting to such actual Operating Expenses and that all amounts disbursed to Borrower from the Operating Expenses Deficiency Account through the date thereof have been used for Operating Expense. Notwithstanding the foregoing, (a) an Operating Expenses Deficiency Amount shall be payable to Borrower only to the extent it is the result of increased expenses directly related to increases in Operating Income and/or increases in uncontrollable or non-discretionary expenses and (b) in no event shall the cumulative Operating Expenses Deficiency Amount for any calendar year exceed an amount equal to twelve and one half percent (12.5%) of the aggregate Operating Expenses for all of the Properties pursuant to the Approved Budgets for such calendar year. For purposes of calculating Operating Expenses in this definition of Operating Expenses Deficiency Amount Operating Expenses shall exclude all amounts reserved for in a Reserve Account under the terms of this Agreement and/or the Cash Collateral Account Agreement.

“REIT Taxes Reserve Account” shall mean the account established pursuant to Section 2.11(d).

“REMIC Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the outstanding principal amount of the Loan as of the date of such calculation to (b) the fair market value of the Properties (without regard to any personal property or going concern value), as determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC.

(h) Section 2.5 of the Loan Agreement is hereby amended by adding the following paragraph (i) to such Section 2.5:

“(i) Quarterly Amortization Payments. During the Extension Term, if any, commencing on June 11, 2014 and continuing through payment in full of the Indebtedness, on the Payment Dates occurring in each of June, September, December and March (a “Quarterly Amortization Payment Date”), Borrower shall pay to lender a principal payment in an amount equal to Six Hundred Twenty Five Thousand and No/100 Dollars ($625,000.00), (a “Quarterly Amortization Payment”), which Quarterly Amortization Payments shall be applied to the unpaid Principal Indebtedness of the Loan. Any balance contained in the Amortization Reserve Account or the Initial Amortization Reserve Account that is required to be applied to the Principal Indebtedness on such Quarterly Amortization Payment Date pursuant to Section 2.11(d)(xi) or on any Payment Date pursuant to Section 2.11(d)(xiii) shall be deemed to be a payment (to the extent of such balance) on account of the Quarterly Amortization Payment.”

(i) Section 2.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.10. Extension Options. Subject to satisfaction of all of the preconditions set forth in this Section 2.10, Borrowers have the right to extend the term of the Loan for one additional term of twelve (12) months (the “Extension Term”), with such Extension Term having a stated maturity date of March 11, 2015 (the “Extended Maturity Date”). Borrowers shall exercise the right to exercise the extension option under this Section 2.10 by giving Lender notice of such election at least thirty (30) days prior to the Maturity Date. Upon receipt of any such request by Borrowers to extend the term of the Loan, Lender will notify Borrowers whether or not the term of the Loan will be so extended, which extension shall be granted upon satisfaction by Borrower of each of the following conditions in Lender’s sole discretion:

(a) No Event of Default exists as of the date of Borrowers’ extension option election notice to Lender and as of the Maturity Date, and the Borrowers deliver to Lender Officer’s Certificates confirming same;

(b) On or prior to the Maturity Date, Borrowers obtain an Extension Interest Rate Cap Agreement for the Extension Term with a LIBOR Rate strike price equal to or less than the Strike Rate and collaterally assign such Extension Interest Rate Cap Agreement to Lender pursuant to an assignment of interest rate cap agreement in the same form as the Interest Rate Cap Assignment.

(c) Borrowers shall have delivered to Lender on the commencement date of the Extension Term, an Officer’s Certificate certifying that, except as disclosed in writing to Lender prior to or concurrently with the delivery of such Officer’s Certificate, each of the representations and warranties of Borrowers contained in the Loan Documents is true, complete and correct in all material respects as of the giving of the notice to the extent such representations and warranties are not matters which by their nature can no longer be true and correct or are no longer true and correct as a result of the passage of time or subsequent events (provided that if the circumstances with respect to any such change in a representation or warranty constitute an independent continuing Event of Default hereunder, then pursuant to Section 2.10(a) hereof Borrowers shall not be entitled to exercise any extension option).

(d) Borrower shall pay to Lender in connection with the exercise of the extension option an extension fee equal to thirty-three hundredths of one percent (0.33%) of the Principal Indebtedness of the Loan as of the first day of the Extension Term (the “Extension Fee”), which Extension Fee shall be delivered on or prior to the first day of the Extension Term.

(e) As of the first day of the Extension Term, the Principal Indebtedness shall not exceed One Hundred Seventy Million Nine Hundred Thousand and No/100 Dollars ($170,900,000.00) (the “Maximum Principal Balance”). Borrower shall have the right to prepay an amount of Principal Indebtedness such that the Principal Indebtedness does not exceed the Maximum Principal Balance (any such payment, an “Extension Principal Payment”).

(f) Immediately prior to the commencement of the Extension Term, the Debt Service Coverage Ratio for the Properties shall be not less than 1.35:1.0. For purposes of this Section 2.10, Debt Service Coverage Ratio shall be determined by Lender (i) using Adjusted Net Operating Income (in lieu of Underwritten Net Cash Flow) on a trailing twelve (12) month basis, (ii) deeming any Extension Principal Payment as having been paid and (iii) using the Interest Rate in effect at the time of such determination (which Interest Rate shall not exceed the Strike Rate plus the Note Spread). If the Properties then remaining subject to the Liens of the Mortgages do not satisfy the foregoing Debt Service Coverage Ratio requirements as of the commencement of the Extension Term, Borrower shall be permitted at its option to prepay the Principal Indebtedness in an amount sufficient such that the foregoing Debt Service Coverage Ratio requirement shall be satisfied.

(g) If any of the foregoing conditions is not satisfied in Lender’s sole discretion, Lender shall have no obligation to extend the term of the Loan. Upon Borrowers’ exercise of its rights under this Section 2.10 and Lender’s extension of the term of the Loan in connection therewith, the defined term “Maturity Date” shall be deemed to be the Extended Maturity Date.”

(j) The first sentence of Section 2.11(d)(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Establishment. On or before the date of this Amendment, Lender shall establish the following accounts for purposes of holding funds to be deposited by Borrower pursuant to this Section 2.11(d)(i): a “Tax and Insurance Reserve Account”, a “Deferred Maintenance and Environmental Reserve Account”, an “FF&E Reserve Account”, an “Operating Expenses Reserve Account”, an “Additional Capital Expenses Reserve Account”, an “Amortization Reserve Account”, an “Operating Expenses Deficiency Account”, a “REIT Taxes Reserve Account”, and an Initial Amortization Reserve Account.”

(k) Section 2.11(d)(v) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Beginning on January 11, 2012 and continuing on each Payment Date thereafter, Borrower shall deliver to Lender an amount equal to four percent (4%) of Operating Income for all of the Properties for the calendar month that is two (2) months prior to the calendar month in which calculation is being made (the “FF&E Monthly Installment”). Amounts on deposit in the FF&E Reserve Account shall be disbursed subject to and in accordance with Section 2.11(d)(vi).”

(l) Section 2.11(d) of the Loan Agreement is hereby amended by adding the following new subsections to such Section 2.11(d):

“(viii) Operating Expense Account. Provided no Event of Default has occurred and is continuing, funds deposited into the Operating Expense Account shall be used for Operating Expenses at the Individual Properties pursuant to the Approved Budget then in effect. In accordance with the Cash Collateral Account Agreement, commencing at the commencement of each Interest Accrual Period, Borrower shall or shall cause an amount to be deposited into the Operating Expenses Account equal to the Operating Expenses applicable to the calendar month in which such commencement date occurs pursuant to the Approved Budget then in effect. To the extent funds are available in the Operating Expense Account and provided no Event of Default has occurred and is continuing, Lender shall disburse funds on deposit in the Operating Expenses Account to Borrower for such Operating Expenses one time during each week. Borrower shall use funds disbursed to Borrower from the Operating Expense Account for Operating Expenses in accordance with the Approved Budget or as otherwise approved by Lender. For purposes of calculating Operating Expenses hereunder, Operating Expenses shall exclude all amounts reserved for in a Reserve Account under the terms of this Agreement and/or the Cash Collateral Account Agreement including, without limitation, in the Tax and Insurance Reserve Account and the FF&E Reserve Account.”

“(ix) Operating Expenses Deficiency Account. Provided that no Event of Default has occurred and is continuing, to the extent of available cash flow pursuant to the Cash Collateral Account Agreement, Lender shall disburse funds on deposit in the Operating Expenses Deficiency Account to Borrower on each Payment Date.”

“(x) REIT Taxes Reserve Account. Provided no Event of Default has occurred and is continuing, funds deposited into the REIT Taxes Reserve Account pursuant to the Cash Collateral Account Agreement shall be paid to Borrower on the first Payment Date of each calendar quarter, to be used by Borrower and its Affiliates in connection with certain REIT distributions and/or taxes.”

“(xi) Amortization Reserve Account. On the first Payment Date following each calendar quarter commencing in March, 2012 (i.e. on each Payment Date occurring in March, June, September, December) amounts in the Amortization Reserve Account shall be applied to the Principal Indebtedness.”

“(xii) Additional Capital Expenses Reserve Account. Borrower may, at its discretion, deliver to Lender an amount equal to up to (but not exceeding) the amount contained in the Additional Capital Expenses Reserve Account. In no event shall the amount deposited into the Additional Capital Expenses Reserve Account for any calendar year exceed, in the aggregate, the Additional Capital Expenses Cap. Such funds on deposit in the Additional Capital Expenses Reserve Account shall be used for (a) capital expenditures pursuant to any Approved Capital Expense Budget in effect from time to time (subject to the last sentence of this section, including from a prior year) and not otherwise paid to Borrower in connection with disbursements from the FF&E Reserve Account or (b) capital expenditure not set forth in any Approved Capital Expense Budget and approved by Lender in its sole discretion. Amounts on deposit in the Additional Capital Expenses Reserve Account shall be disbursed subject to and in accordance with Section 2.11(d)(vi) of the Loan Agreement. Borrower hereby agrees and acknowledges that in no event shall funds from the Additional Capital Expenses Reserve Account be made available or otherwise paid to Borrower in connection with any capital expenditure work that occurred prior to January 1, 2012.”

“(xiii) Initial Amortization Reserve Account. On each Payment Date commencing in January, 2012, amounts in the Initial Amortization Reserve Account shall be applied to the Principal Indebtedness.”

(m) Section 2.14(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“On or before the date of this Amendment, Borrower shall have obtained, and thereafter shall maintain in effect, the Initial Interest Rate Cap Agreement, which shall have a term which ends no earlier than the end date of the Interest Accrual Period in which the Maturity Date occurs and have a notional amount equal to the Principal Indebtedness. The Initial Interest Rate Cap Agreement shall have a LIBOR strike rate equal to or less than the Strike Rate.”

Section 2.14(b)(y) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(y) a notional amount at least equal to the Principal Indebtedness, and”

(n) Section 2.15(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b) With respect to the release of any Individual Property pursuant to this Section 2.15, which release shall be permitted only in connection with the sale of an Individual Property to an unaffiliated third party in an arm’s-length transaction, Lender shall have received a prepayment of the Loan in an amount equal to the greater of (a) 115% of the Allocated Loan Amount for such Individual Property, (b) an amount equal to 100% of the gross sales price for such Individual Property less customary out-of-pocket closing expenses and commissions actually incurred and paid by the applicable Individual Borrower, as determined by Lender and (c) such other amount, as determined by Lender, which after giving effect to such prepayment results in a remaining unpaid principal balance of the Loan supporting a minimum Debt Yield at least equal to the greater of (1) 8.0% or (2) the Debt Yield for all of the Properties subject to the Lien of a Mortgage immediately prior to giving effect to the applicable release (either (a), (b) or (c), as applicable, the “Release Price”), which prepayment shall be accompanied by (i) all accrued and unpaid interest allocable to the portion of the Principal Indebtedness being prepaid as of the date of such prepayment, (ii) if such prepayment is not made on a Payment Date, the interest which would have accrued thereon through and including the last day of the Interest Accrual Period in which such prepayment occurs and (iii) any and all other sums due under the Loan Documents in connection with a partial prepayment of the Loan.”

(o) Section 2.15 of the Loan Agreement is hereby modified by (i) deleting the word “and” from the end of paragraph (d) thereof, (ii) deleting the “.” at the end of paragraph (e) thereof and inserting in its place a “; and” and (iii) adding the following as a new paragraph (f) thereto:

“(f) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC and the REMIC Loan-to-Value Ratio (as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC) exceeds or would exceed 125% immediately after the release of the applicable Individual Property, no release will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (i) the 115% of the Allocated Loan Amount or (ii) the least of one (1) of the following amounts: (A) only if the released Individual Property is sold, the net proceeds of an arm’s length sale of the released Individual Property to an unrelated Person, (B) the fair market value of the released Individual Property at the time of the release, or (C) an amount such that the REMIC Loan-to-Value Ratio (as so determined by Lender) after the release of the applicable Individual Property is not greater than the REMIC Loan-to-Value Ratio of the Properties immediately prior to such release, unless Lender receives an opinion of counsel that, if (ii) is not followed, the securitization will not fail to maintain its status as a REMIC as a result of the release of the applicable Individual Property.”

(p) Section 2.16 of the Loan Agreement is hereby deleted in its entirety and shall be of no further force or effect.

(q) Section 2.17 of the Loan Agreement is hereby deleted in its entirety and shall be of no further force or effect.

(r) Section 2.18 of the Loan Agreement is hereby deleted in its entirety and shall be of no further force or effect.

(s) Section 5.1(o)(10) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower and/or Operating Lessee shall prepare a separate capital budget and operating budget for the Properties. Each Borrower and/or Operating Lessee shall submit to Lender on or before December 1 of each year true, complete and accurate copies of such Borrower’s or Operating Lessee’s draft annual capital budget and Lessee’s draft operating budget for the following calendar year, each of which capital budget and operating budget shall be subject to Lender’s written approval, such approval not to be unreasonably withheld, conditioned or delayed. An approved budget for Operating Expenses shall be referred to herein as an Approved Budget and an approved budget for capital expenses shall be referred to herein as an Approved Capital Expenses Budget. Until such time that Lender approves a proposed capital budget and/or operating budget, (a) with respect to Operating Expenses the most recent Approved Budget, shall apply; provided that, each line item of such previously Approved Budget that apply shall be increased by five percent (5%) (other than the line items in respect of taxes, insurance premiums, union wages and utilities expenses, which line items shall be adjusted to reflect actual increases in such actual expenses for the applicable month) and (b) with respect to capital expenses, the most recent Approved Capital Expense Budget shall apply. Provided no Event of Default has occurred and is continuing, Borrower and/or Operating Lessee shall have the right during any calendar year to propose changes to the Approved Budget and/or the Approved Capital Expenses Budget then in effect, which changes shall be subject to Lender’s review and approval in its sole but commercially reasonable discretion. Lender acknowledges that amounts which are required to be reserved in the FF&E Reserve Account may be aggregated for purposes of any proposal for, or approval of, the Approved Capital Expenses Budget and may reflect that amounts paid out of the FF&E Account may be paid from such aggregate amount.”

(t) Section 8.24 of the Loan Agreement is hereby amended by adding the following provision to the end of such Section 8.24:

“At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall promptly reimburse Lender on demand for, whether accrued before or after the date of the Amendment, (a) interest payable on advances made by Servicer with respect to delinquent debt service payments or expenses paid by Servicer or trustee in respect of the protection and preservation of the Properties (including, without limitation, payments of taxes and insurance premiums) and (b) all costs and expenses, and customary liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees payable by Lender to Servicer: (1) as a result of an Event of Default under the Loan or the Loan becoming specially serviced, an enforcement, refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” of the Loan Documents or of any insolvency or bankruptcy proceeding; (2) any customary liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees that are due and payable to Servicer under any Servicing Agreement or the trustee, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis; (3) the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer or the trustee may be required to obtain, but not more than one (1) inspection or appraisal per Individual Property in any twelve (12) month period; or (4) any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a prepayment, extension, assumption or modification of the Loan.”

3. Amendments to Cash Collateral Account Agreement.

Article I of the Cash Collateral Account Agreement is hereby amended by deleting the definition “Cash Management Period” in its entirety and replacing it with the following:

“Cash Management Period” shall mean the period commencing on the date of the Amendment and continuing through the indefeasible payment in full of the Indebtedness.”

(u) Article I of the Cash Collateral Account Agreement is hereby amended by deleting the definition “Sub-Accounts” in its entirety and replacing it with the following:

“Sub-Accounts” means, collectively, the Tax and Insurance Reserve Account, the Operating Expenses Account, the Additional Capital Expenses Reserve Account, the Initial Amortization Account, the Operating Expenses Deficiency Account, the FF&E Reserve Account, the REIT Taxes Reserve Account, the Amortization Reserve Account and any and all similar accounts or subaccounts established pursuant to the Loan Documents.”

(v) Section 3.1 of the Cash Collateral Account Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.1 Monthly Funding of Sub-Accounts. On each Business Day, Lender shall allocate all funds on deposit in the Cash Collateral Account in the following priority:

(a) first, to the Tax and Insurance Reserve Account, until an amount equal to the Tax and Insurance Monthly Installment due on the next Payment Date has been allocated thereto;

(b) second, to Lender, until an amount equal to the amount of interest on the Principal Balance due and payable by Borrower on the next Payment Date has been allocated thereto;

(c) third, to Lender, until an amount equal to the amount of any interest due and payable at the Default Rate (less amounts already paid thereof pursuant to clause (b) above), late payment charges and any other amounts due under the Loan Documents with respect to the Indebtedness;

(d) fourth, to the Operating Expenses Account, until an amount equal to the amount required to be deposited in the Operating Expenses Account pursuant to Section 2.11(d)(viii) of the Loan Agreement has been allocated thereto;

(e) fifth, to the FF&E Reserve Account until an amount equal to the FF&E Monthly Installment next due on the next Payment Date has been allocated thereto;

(f) sixth, to the Initial Amortization Reserve Account, an amount equal to the sum of (i) the Initial Amortization Reserve Monthly Amount for the then current Interest Accrual

Period and (ii) all arrearages, if any, for shortfalls in the payment of the Initial Amortization Reserve Monthly Amount from any prior Interest Accrual Period as a result of insufficient cash flow or otherwise; provided that in no event shall the aggregate amount of all deposits for the time period pursuant to the applicable Initial Amortization Cap exceed the Initial Amortization Cap;

(g) seventh, provided no Event of Default has occurred and is continuing, an amount equal to all or any portion of any Operating Expenses Deficiency Amount not previously paid to Borrower;

(h) eighth, to the Initial Amortization Reserve Account, any amounts remaining after deposits for items (a) through (g) of this Section 3.1 until such time, if any, as amounts equal to the then effective Initial Amortization Cap (taking into accounts the aggregate amount of all deposits for the time period pursuant to the then applicable Initial Amortization Cap) have been deposited into the Initial Amortization Reserve Account;

(i) ninth, provided no Event of Default has occurred, any amounts remaining after deposits for items (a) through (h) of this Section 3.1 until such time, if any, as amounts equal to the Additional Capital Expenses Reserve Cap for the then current calendar year (taking into account the aggregate amount of all deposits for the then current calendar year) have been deposited into the Additional Capital Expenses Reserve Account; provided that, Borrower may, at its discretion, decrease or prorate the amount of any monthly deposit into the Additional Capital Expenses Reserve Account;

(j) tenth, provided no Event of Default has occurred and is continuing, and solely to the extent of available cash, commencing on the Payment Date occurring in January, 2012, to the REIT Taxes Reserve Account in an amount equal to the sum of (A) the product of fifteen percent (15%) multiplied by any amounts remaining after the deposits for items (a) through (i) of this Section 3.1 and (B) an additional amount not to exceed fifteen percent (15%) (in the aggregate), of the total amounts deposited into the Initial Amortization Reserve Account; and

(k) eleventh, to the Amortization Reserve Account, any amounts remaining after the deposits for items (a) through (j) of this Section 3.1.”

4. Up Front Principal Repayment. On or before the date hereof, Borrower shall have paid to Lender an amount equal to Twenty Five Million and No/100 Dollars ($25,000,000.00), which amount shall be applied to the Principal Indebtedness.

5. Upfront Fee. On or before the date hereof, Borrower shall have paid to Lender an upfront fee in an amount equal to Eight Hundred Ninety Two Thousand and No/100 Dollars ($892,000.00).

6. Special Servicing Fee. On or before the date hereof, Borrower shall have paid to Lender a special servicing fee in an amount equal to One Million Seventeen Thousand and No/100 Dollars ($1,017,000.00).

7. Reaffirmation of Guaranties. In connection with this Amendment, Guarantor hereby:

(a) consents to and acknowledges this Amendment and acknowledges and agrees that this Amendment shall not impair, reduce or adversely affect the nature of the obligations of each Guarantor under the Guaranty of Recourse Obligations, the Completion Guaranty and/or the Environmental Guaranty (collectively, the “Guaranty”);

(b) warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Guaranty;

(c) acknowledges that the Guaranty and the obligations of each Guarantor contained in the Guaranty are continuing and in full force and effect; and

(d) hereby reaffirms the Guaranty and its obligations thereunder and acknowledges that this reaffirmation of the Guaranty is for the benefit of Lender.

8. Representations by Borrower. Borrower represents and warrants to Lender that (before and after giving effect to this Amendment):

Each of Borrower and Guarantor has the power and authority and the legal right, to make, deliver and perform this Amendment and has taken all necessary limited partnership, limited liability company or other action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the consummation of this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment which has not been obtained. This Amendment has been duly executed and delivered on behalf of each of Borrower and Guarantor. This Amendment constitutes a legal, valid and binding obligation of Borrower and of each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)

The execution, delivery and performance of this Amendment will not violate any Legal Requirements or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s or each Guarantor’s organizational documents or any agreement or instrument to which Borrower and/or each Guarantor is a party or by which it is bound, or any order or decree applicable to Borrower and/or each Guarantor, or result in the creation or imposition of any lien on any of Borrower’s and/or each Guarantor’s assets or property (other than pursuant to the Loan Documents).

There are no judicial, administrative actions, investigations, suits or other proceedings, including, without limitation, any condemnation or eminent domain proceedings, pending or threatened against or affecting Borrower, Guarantor or any Individual Property which, if adversely determined, could have a material adverse effect on the Borrower, Guarantor or the Property, other than unfair labor practice allegations filed by UNITE HERE! Local 878 against the Sheraton Anchorage Hotel in connection with an impasse in the negotiations of a new collective bargaining agreement and the withdrawal of recognition of the union by a majority of employees in May of 2010, and the pending NLRB administrative law proceedings and anticipated appeals in connection therewith, (ii) the Property is in good operating condition and repair (ordinary wear and tear excepted) and Borrower has not received any notice from a Governmental Authority claiming or asserting that any Individual Property does not comply in all material respects with all Legal Requirements, which notice has not been complied with, and (iii) all real estate taxes (and assessments) affecting each Individual Property are current and all insurance required to be maintained in respect of the Individual Properties is in full force and effect.

Each of the representations and warranties made by Borrower and/or each Guarantor herein is true and correct in all material respects on and as of the date hereof as if made on and as of such date and will survive the execution and delivery of and consummation of all transactions under this Amendment.

No Event of Default, has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

9. Costs and Expenses. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all reasonable costs and expenses of Lender (a) incident to the preparation and execution of this Amendment and the consummation of the transactions contemplated hereby, including, but not limited to, attorney’s fees and expenses and (b) all additional unpaid attorney’s fees and expenses relating to Lender’s administration of the Loan. Lender and Borrower each acknowledges and agrees that all such costs and expenses shall be paid from amounts on deposit as of the date hereof in the Tax and Insurance Escrow Account.

10. Limited Effect.

Except as expressly modified hereby, all of the terms and provisions of the Loan Documents are and shall be and remain in full force and effect. The amendments contained herein shall not be construed as an amendment, waiver, or modification of any other provision of the Loan Documents, or forbearance of exercise of remedies thereunder, or for any purpose except as expressly set forth herein.

(w) Notwithstanding any provision in any of the Loan Documents to the contrary, the provisions in this Amendment shall apply from and after the date hereof until such time as the Indebtedness is indefeasibly paid in full or the same is further modified pursuant to Section 21 hereof. This Amendment shall be a “Loan Document” for all purposes under the Loan Agreement.

11. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law). If any provision hereof is not enforceable, the remaining provisions of this Amendment shall be enforced in accordance with their terms.

12. References to Loan Agreement. All references in the Loan Documents to the Loan Agreement and the Cash Collateral Account Agreement shall mean the Loan Agreement and the Cash Collateral Account Agreement as hereby modified.

13. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

14. Notices. Any notices under this Amendment shall be given in accordance with the Loan Agreement or with respect to Guarantor, in accordance with the Guaranty. Guarantor hereby acknowledges and agrees that any notices so given shall be effective as against Guarantor for all purposes under the laws of the State of New York.

15. No Partnership, Joint Venture or Agency. This Amendment shall not in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or Guarantor or any one or more of them, nor shall it be interpreted, deemed or construed as making Lender the agent or representative of Borrower and/or Guarantor. Each of Borrower and Guarantor agrees not to make any contrary assertion, contention, claim or counterclaim in any action, suit, or other legal proceeding involving Lender. In no event shall Lender be liable for debts or claims accruing or arising against Borrower. The relationship of Lender to Borrower is that, respectively, of “lender” and “borrower.”

16. No Fiduciary Relationship. Neither the terms, covenants and conditions of this Amendment, nor the entering into of this Amendment, shall, in and of itself, create any fiduciary or special relationship between Lender, on the one hand, and Borrower and/or Guarantor, on the other hand.

17. Time of the Essence. Time is of the essence with respect to the obligations of the parties hereto.

18. Independent Counsel. Each party hereto has been represented by independent legal counsel of its choice in connection with this Amendment, has reviewed this Amendment with such counsel, understands the agreements contained herein and has agreed to execute and deliver this Amendment as its own free act and deed without duress, and that this Amendment shall not be subject to the principle of construing its meaning against the party which drafted same.

19. Construction of Agreement. No representations or warranties have been made by or on behalf of Lender, Borrower and/or Guarantor, or relied upon by Borrower, Guarantor or Lender, pertaining to the subject matter of this Amendment, other than those in this Amendment. All prior statements, representations and warranties, if any, are superseded and merged into this Amendment, which represents the final and sole agreement of the parties with respect to the matters described in this Amendment. All of the terms of this Amendment were negotiated at arm’s length, and were prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Amendment is the free and voluntary act of each of Borrower, Guarantor and Lender.

20. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Borrower, Lender and their respective successors and permitted assigns.

21. No Further Modification. No further modification, amendment, extension, discharge, termination or waiver of any provision of this Amendment, the Loan Agreement or of any other Loan Document, shall be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

22. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[SIGNATURES CONTINUED ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ASHFORD PHILLY LP

	By:	Ashford Philly GP LLC,
a Delaware limited liability company, its general partner

By:
David A. Brooks
Vice President and Secretary

ASHFORD ANCHORAGE LP

	By:	Ashford Anchorage GP LLC,
a Delaware limited liability company, its general partner

By:
David A. Brooks
Vice President and Secretary

ASHFORD MINNEAPOLIS AIRPORT LP

	By:	Ashford Minneapolis Airport GP LLC,
a Delaware limited liability company, its general partner

By:
David A. Brooks
Vice President and Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ASHFORD MV SAN DIEGO LP

By:	Ashford MV San Diego GP LLC
a Delaware limited liability company,
its general partner

By:
David A. Brooks
Vice President and Secretary

ASHFORD WALNUT CREEK LP

By:	Ashford Walnut Creek GP LLC,
a Delaware limited liability company,
its general partner

By:
David A. Brooks
Vice President and Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDER:

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-BBA8

By:	GSREA, LLC, its attorney in fact

By
Name:
Title:

Acknowledged and agreed to:

GSREA, LLC, as Special Servicer

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Each of the undersigned hereby acknowledges and consents to the extension of the Maturity Date and amendment of the Loan Agreement pursuant to this Maturity Date Extension, Amendment to Loan Documents and Reaffirmation Agreement, and each agrees that the liability of the undersigned under the Guaranty of Recourse Obligations, the Completion Guaranty and the Environmental Guaranty shall not be affected as a result of this Maturity Date Extension, Amendment to Loan Documents and Reaffirmation Agreement, and hereby ratifies each of the Guaranty of Recourse Obligations, the Completion Guaranty and the Environmental Guaranty in all respects and confirms that each of the Guaranty of Recourse Obligations, the Completion Guaranty and the Environmental Guaranty is and shall remain in full force and effect.

Accepted and agreed:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ashford OP General Partner LLC

By:
Name:
Title:

EXHIBIT D

SCHEDULE OF ALLOCATED LOAN AMOUNTS

PROPERTY	ALLOCATED LOAN AMOUNT

Minneapolis	$56,000,000

Walnut Creek	$30,000,000

San Diego/Mission Valley	$26,400,000

Philadelphia	$34,000,000

Anchorage	$32,000,000